SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 16, 2005

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In early 2005, we suspended any further participation in the Company’s Key Employee Share Option Plan (the “KEYSOP”). The KEYSOP is a plan that allows certain employees the option to purchase mutual funds. As of December 16, 2005, assets valued at approximately $517,000 were held in trust to satisfy obligations to participants under the plan. On December 16, 2005, we received the agreement of all remaining KEYSOP participants, including Stephen B. Hickey, our Chief Marketing Officer, to the termination of such trust and of their remaining interests (both vested and unvested) in the KEYSOP. In exchange for such termination, Mr. Hickey will be paid $38,000 and total payments to all participants will be approximately $204,000. Any amounts remaining in the trust after its liquidation and the payment of termination amounts to participants will be remitted to the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2005	BUCA, INC.
(Registrant)

	By	/s/ Kaye R. O’Leary
Kaye R. O’Leary
Chief Financial Officer